FIRST AMENDMENT TO AMENDED LOAN AND SECURITY AGREEMENT & PROMISSORY NOTE

THIS FIRST AMENDMENT TO AMENDED LOAN AND SECURITY AGREEMENT & PROMISSORY NOTE ("Amendment ") is made and entered into effective as of the 1st day of November 2007, by and between LIBERTY RENEWABLE FUELS, LLC, a Delaware limited liability company ("Borrower"), ICM, INC., a Kansas corporation ("ICM"), and David Skjaerlund, individually ("Guarantor").

WHEREAS, on or about August 13, 2007, the parties entered into the certain Amended Loan and Security Agreement ("Loan Agreement"), pursuant to which ICM made a revolving loan to Borrower in the principal amount of $10,000,000.00; and

WHEREAS, pursuant to the Loan Agreement, Borrower executed and delivered to ICM the certain Revolving Promissory Note, dated August 10, 2007 in the in the principal amount of $10,000,000.00 ("Note"); and

WHEREAS, pursuant to the Loan Agreement, Guarantor executed and delivered to ICM the certain Guaranty Agreement, dated August 10, 2007, under which Guarantor guaranteed the payment and performance of Borrower under the Loan Agreement and the Note; and

WHEREAS, the parties have reached an agreement to amend the Loan Agreement and the Note and desire to set forth such agreement herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Loan Agreement, the parties agree as follows:

1. Unless otherwise defined herein, the capitalized terms as used herein shall have the meaning ascribed to them in the Loan Agreement.

2. Article 2.1 of the Loan Agreement shall be amended to read as follows:

"2.1 Loan. Subject to, and upon the terms and conditions herein set forth (including, without limitation, the restrictions contained in Article 5, below), ICM agrees to make a revolving loan to Borrower in the principal amount of up to Ten Million Dollars ($10,000,000.00) ("Loan"). The Loan expressly replaces and supersedes Borrower's existing indebtedness to ICM evidenced by a certain Promissory Note from Borrower to ICM, dated July 20, 2007, in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000.00), ("Prior Note"). All amounts due under the terms of the Prior Note shall be considered as previous advances against the Note attached hereto as Exhibit "A". The Prior Note shall be cancelled upon the execution of the Note. The Maturity Date of the Loan shall be December 15, 2007. Borrower may request disbursements of all or a portion of the Loan, at any time prior to the Maturity Date upon the terms and limitations contained herein; provided, however, that the principal balance outstanding at any time shall not

exceed Ten Million Dollars ($10,000,000.00). The amount of any expenses incurred by ICM or other Obligation hereunder that is not timely paid shall be applied as an Advance under the Loan on the date any such amount becomes past due."

3. The following negative covenants shall be added to Article 7.1(B) of the Loan Agreement as subsections (6) and (7):

"(6) From the date of this Amendment, Borrower shall not permit the performance of any work by any subcontractor at the Facility without the prior written consent of ICM. For purposes of clarification, it is specifically contemplated that Borrower shall stop or suspend performance of any subcontractors hired by Borrower to perform the Owner's scope of work set forth in the certain Agreement Between Owner and Design/Builder on the Basis of a Stipulated Price, dated April 18, 2007, following the date of this Amendment unless otherwise authorized by the prior written consent of ICM, which consent may be withheld in ICM's sole discretion.

(7) Permit any lien or encumbrance (subject to the best efforts of Borrower to mitigate the filing of any such lien or encumbrance) of any nature to be filed on, against or related to the Real Property, including, without limitation, any mechanics' or materialmens' lien."

4. The fourth full paragraph of the Note shall be amended to read as follows:

"The outstanding principal amount, together with all accrued but unpaid interest thereon, shall be due and payable on December 15, 2007 ("Maturity Date")."

5. Except as specifically amended hereby, the parties hereby ratify the remaining terms and conditions of the Loan Agreement and the Note as if restated herein. For purposes of this Amendment, Borrower hereby restates its representations and warranties found in Article 3.1(A) through (D) of the Loan Agreement as if the same related specifically to this Amendment.

6. Guarantor hereby consents to the terms and conditions of this Amendment and hereby ratifies all terms and conditions of the Guaranty Agreement as if restated herein.

7. This Amendment, the Loan Agreement, the Note and Guaranty represent the entire understanding between the parties in relation to the subject matter hereof, and supersedes any and all previous agreements, arrangements or discussions between the parties (whether written or oral) in respect of the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the day and year first set forth above.

ICM, INC

By: [signature]
Andrew J. Bulloch, Vice-President - Finance
("ICM")

LIBERTY RENEWABLE ENERGY, LLC

By: [signature]
David Skjaerlund – President & CEO

("Borrower")

[signature]
David Skjaerlund, individually

("Guarantor")

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